Exhibit 10.19

May 8, 2003

John D. Craig
6 Rick Road
Shillington PA 19607

Dear John:

        With reference to your employment agreement (the "Employment Agreement") with EnerSys, Inc. (the "Company"), dated November 9, 2000, pursuant to which you are currently employed as Chairman, President & Chief Executive Officer of the Company, we confirm that effective as of April 1, 2003, your salary provided for in Section 3 of the Employment Agreement has been increased to $725,000.

        Except as expressly set forth in the letter, the Employment Agreement shall remain in full force and effect.

ENERSYS HOLDINGS INC.

By:	/s/ RICHARD W. ZUIDEMA Richard W. Zuidema Executive Vice President